Accel Entertainment Reports Third Quarter Results Highlighted by
Strong Revenue and Earnings Growth

Chicago, IL – November 4, 2025 – Accel Entertainment, Inc. (NYSE: ACEL), a leading locals-focused gaming operator partnering with small businesses, local communities, and state governments to provide entertaining, convenient, and safe gaming experiences nationwide, today announced financial and operating results for the third quarter ended September 30, 2025.

Highlights:
•Revenue increased 9.1% to $329.7 million in Q3 '25 compared to Q3 '24
◦Ended Q3 '25 with 4,451 locations; an increase of 3.8% compared to Q3 '24
◦Ended Q3 '25 with 27,714 gaming terminals; an increase of 4.5% compared to Q3 '24
•Net income of $13.4 million for Q3 '25; an increase of 171.8% compared to Q3 '24, partially attributable to a gain of $2.2 million on the change in the fair value of the contingent earnout shares (Accel Class A-2 common stock) compared to a loss of $4.2 million in the prior period
•Adjusted EBITDA increased 11.5% to $51.2 million for Q3 '25 compared to Q3 '24
•Cash and cash equivalents of $290.2 million and net debt of approximately $305 million at September 30, 2025
•Repurchased 0.6 million shares of Accel Class A-1 common stock in Q3 '25 for approximately $6.8 million
•Closed new $900 million credit facility, extending maturities to 2030, lowering cost of capital and further enhancing growth capital flexibility
•First full quarter of casino and racing operations at Fairmount Park Casino & Racing
Accel CEO Andy Rubenstein commented,

“Accel delivered strong results again this quarter, highlighted by 9.1% revenue growth and an 11.5% increase in Adjusted EBITDA. These results reflect our consistent execution and expansion across our markets and once again demonstrate the strength and resilience of our distributed gaming model and return-focused approach to growth.

“In the Illinois and Montana markets, which represent the majority of our revenue, we continue to build on our leading positions and leverage our scale to drive efficiencies, optimize location mix, and expand margins. In Illinois, our growth reflects further in-market expansion and the continued success from our efforts to optimize our portfolio. The roll out of ticket-in, ticket-out functionality is progressing as planned and will enhance player convenience and streamline operations.

“Across our developing markets – Nebraska, Georgia, and Nevada – we’re building scale and continue our profitability growth in these markets, while our newer markets, including Louisiana and Fairmount

Park Casino & Racing in Illinois, continue to ramp and contribute to consolidated growth. Louisiana market performance continues to scale, reflecting our long-term belief in this market and our ability to grow through bolt-on acquisitions. At Fairmount Park, early results support our long-term confidence in this property’s contribution through the racino, food and beverage, and our sports betting partnership with FanDuel.

“With the completion of our new credit facility, we’ve strengthened our balance sheet, lowered our cost of capital, and extended our maturities to 2030. This new credit facility better positions Accel for continued growth investments and shareholder returns.

“Looking ahead, we see meaningful opportunities from the ongoing ramp of Fairmount Park, the continued expansion of the Louisiana market, and the potential for distributed gaming growth in new states and markets. We remain focused on disciplined execution, operational excellence, and our commitment to deliver long-term value for our shareholders.”

Condensed Consolidated Statements of Operations and Other Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024

Total net revenues	$329,693	$302,227	$989,514	$913,457
Operating income	25,361	21,845	78,187	70,087
Income before income tax expense	17,797	8,464	49,755	39,166
Net income	13,305	4,895	35,180	26,897
Other Financial Data:
Adjusted EBITDA(1)	51,170	45,879	153,864	141,792

(1)Adjusted EBITDA is a non-GAAP metric. See "Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP metric.

Net Revenues

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues by state:
Illinois	$239,041	$223,338	$717,954	$675,294
Montana(1)	40,471	39,648	121,715	120,372
Nevada	26,238	28,350	80,933	86,881
Louisiana	9,465	—	28,119	—
Nebraska	8,501	6,538	23,612	18,621
Georgia	5,092	3,410	14,231	9,171
Other	885	943	2,950	3,118
Total net revenues	$329,693	$302,227	$989,514	$913,457
(1)Includes $38.8 million and $114.4 million of net gaming revenues and $1.7 million and $7.3 million of manufacturing revenues for the three and nine months ended September 30, 2025, respectively. In comparison, includes $37.9 million and $111.3 million of net gaming revenues and $1.7 million and $9.1 million of manufacturing revenues for the three and nine months ended September 30, 2024, respectively.

Key Business Metrics

Locations (1)	As of September 30,		Increase / (Decrease)
	2025	2024	Change	Change (%)
Illinois	2,728	2,791	(63)	(2.3)%
Montana	625	615	10	1.6%
Nevada	370	356	14	3.9%
Louisiana	96	—	96	N/A
Nebraska	276	252	24	9.5%
Georgia	356	275	81	29.5%
Total locations	4,451	4,289	162	3.8%

Gaming terminals (1)	As of September 30,		Increase / (Decrease)
	2025	2024	Change	Change (%)
Illinois	15,641	15,714	(73)	(0.5)%
Montana	6,628	6,448	180	2.8%
Nevada	2,757	2,685	72	2.7%
Louisiana	670	—	670	N/A
Nebraska	991	882	109	12.4%
Georgia	1,027	780	247	31.7%
Total gaming terminals	27,714	26,509	1,205	4.5%

(1)Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Location hold-per-day (2)	Three Months Ended September 30,		Increase / (Decrease)
	2025	2024	Change ($)	Change (%)
Illinois	$876	$839	$37	4.4%
Montana	621	613	8	1.3%
Nevada	734	802	(68)	(8.5)%
Louisiana	977	—	977	N/A
Nebraska	307	257	50	19.5%
Georgia	146	121	25	20.7%

	Nine Months Ended September 30,		Increase / (Decrease)
	2025	2024	Change ($)	Change (%)
Illinois	$888	$859	$29	3.4%
Montana	614	608	6	1.0%
Nevada	761	835	(74)	(8.9)%
Louisiana	988	—	988	N/A
Nebraska	284	244	40	16.4%
Georgia	148	111	37	33.3%

(2)Location hold-per-day is calculated by dividing net gaming revenue in the period by the average number of locations. We then divide the calculated amount by the number of operational days. We utilize this metric to compare market and location performance on a normalized basis. The percent change in location hold-per-day is the underlying metric used to determine the change in same-store sales.

Condensed Consolidated Statements of Cash Flows Data

	Year Ended September 30,		Increase / (Decrease)
(in thousands)	2025	2024	Change ($)	Change (%)
Net cash provided by operating activities	$119,795	$107,666	$12,129	11.3%
Net cash used in investing activities	(80,697)	(90,225)	9,528	10.6%
Net cash used in financing activities	(30,168)	(13,967)	(16,201)	(116.0)%

Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA and Net debt. Adjusted EBITDA and Net debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Accel’s management believes Adjusted EBITDA and Net debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons because these non-GAAP financial measures exclude the effects of certain non-cash items or nonrecurring items that are unrelated to core operating performance. Accel’s management also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties to more fully assess Accel’s financial performance. The non-GAAP financial measures presented in this press release should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with GAAP that are also presented in this press release. These measures are not substitutes for their comparable GAAP financial measures and there are limitations to using non-GAAP financial measures. For example, the non-GAAP financial measures presented in this press release may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way as Accel does.
Adjusted EBITDA is defined as net income plus:
•Amortization of intangible assets and route and customer acquisition costs
•Stock-based compensation expense
•Loss from unconsolidated affiliates
•(Gain) loss on change in fair value of contingent earnout shares
•Other expenses, net which consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses
•Depreciation and amortization of property and equipment
•Interest expense, net
•Emerging markets, which reflects the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing
◦Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first
◦Prior to June 2025, Pennsylvania was considered an emerging market
◦Prior to January 2024, Iowa was considered an emerging market
◦As of June 2025, we no longer have any emerging markets.
•Income tax expense
•Loss on debt extinguishment
Net debt is defined as debt, net of current maturities:
•plus Current maturities of debt
•less Cash and cash equivalents

Reconciliation of Net income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income	$13,305	$4,895	$35,180	$26,897
Adjustments:
Amortization of intangible assets and route and customer acquisition costs	6,389	5,781	19,001	16,808
Stock-based compensation expense	3,504	3,342	8,384	8,927
Loss from unconsolidated affiliates	22	1	55	1
(Gain) loss on change in fair value of contingent earnout shares	(2,170)	4,216	1,209	4,190
Other expenses, net	2,577	3,867	9,490	13,620
Depreciation and amortization of property and equipment	13,339	11,001	38,735	32,229
Interest expense, net	8,622	9,164	26,078	26,730
Emerging markets	—	43	67	121
Income tax expense	4,492	3,569	14,575	12,269
Loss on debt extinguishment	1,090	—	1,090	—
Adjusted EBITDA	$51,170	$45,879	$153,864	$141,792

Reconciliation of Debt, net of current maturities to Net debt

	As of September 30,
(in thousands)	2025	2024
Debt, net of current maturities	$565,075	$525,572
Plus: Current maturities of debt	30,333	28,490
Less: Cash and cash equivalents	(290,235)	(265,085)
Net debt	$305,173	$288,977

Conference Call
Accel will host an investor conference call on November 4, 2025 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at www.netroadshow.com/events/login?show=41dce4e6&confId=85454 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel Entertainment, Inc. (NYSE: ACEL) is a growing provider of locals-focused gaming and one of the largest terminal operators in the United States, supporting more than 28,000 electronic gaming terminals in over 4,500 third-party local and regional establishments and 20 self-operated gaming locations across ten states. Through exclusive long-term contracts, Accel serves licensed non-casino locations including bars, restaurants, convenience stores, truck stops, gaming cafes, and fraternal and veteran establishments. Accel also owns and operates a racino venue.

Accel provides its local partners with a turnkey, full-service, capital-efficient gaming solution that encompasses manufacturing, content, payments, loyalty, 24/7 customer service, data analysis and reporting and cash logistics. The Company’s racino, Fairmount Park - Casino & Racing, opened in April 2025 and features over 270 electronic gaming machines, food and beverage amenities, a sports book, para-mutuel betting and 55 days of scheduled thoroughbred horse racing a year.

Contact:
Joseph Jaffoni, Norberto Aja
JCIR
212-835-8500
acel@jcir.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, and Adjusted EBITDA, our ability to continue to generate strong and consistent revenue and returns on capital and improve profitability, the opportunities in local gaming within the broader gaming market, and our expansion into casino operations and horse racing, including at Fairmount. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: the significant variability and unpredictability in Accel’s operating results; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions and related regulations; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; Accel's expansion into casino operations and horse racing; unfavorable adverse economic conditions or decreased discretionary spending due to other factors such as terrorist activity or threat thereof, epidemics, pandemics or other public health issues, civil unrest or other economic or political uncertainties that could impact Accel’s business; Accel’s ability to operate in existing markets or expand into new jurisdictions; the geographical concentration of Accel’s business, which subjects it to greater risks from changes in local or regional conditions; Accel’s ability to maintain or improve its competitive advantages in a highly competitive industry; strict government regulations that are constantly evolving and may be amended, repealed, or subject to new interpretations, which may limit existing operations, have an adverse impact on Accel’s ability to grow or may expose Accel to fines or other penalties; Accel’s dependence on the protection of trademarks and other intellectual property; opponents’ persistence in efforts to curtail the expansion of legalized gaming; Accel’s dependence on the security and integrity of the systems and products offered, which, if breached or disrupted, could expose Accel to liability; and other risks and uncertainties indicated from time to time in documents filed or to be filed with the U.S. Securities and Exchange Commission (the "SEC") including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "Form 10-K").
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements.
Industry and Market Data
Unless otherwise indicated, information contained in this press release concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity, and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our services. This information includes a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the Form 10-K, as well as Accel's other filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues:
Net gaming	$308,481	$289,923	$924,351	$871,300
Amusement	4,977	5,104	16,402	16,772
Manufacturing	1,678	1,705	7,299	9,122
ATM fees and other	14,557	5,495	41,462	16,263
Total net revenues	329,693	302,227	989,514	913,457
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	225,511	210,841	676,741	633,325
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	916	962	3,878	5,283
General and administrative	55,600	47,930	163,482	142,105
Depreciation and amortization of property and equipment	13,339	11,001	38,735	32,229
Amortization of intangible assets and route and customer acquisition costs	6,389	5,781	19,001	16,808
Other expenses, net	2,577	3,867	9,490	13,620
Total operating expenses	304,332	280,382	911,327	843,370
Operating income	25,361	21,845	78,187	70,087
Interest expense, net	8,622	9,164	26,078	26,730
Loss from unconsolidated affiliates	22	1	55	1
(Gain) loss on change in fair value of contingent earnout shares	(2,170)	4,216	1,209	4,190
Loss on debt extinguishment	1,090	—	1,090	—
Income before income tax expense	17,797	8,464	49,755	39,166
Income tax expense	4,492	3,569	14,575	12,269
Net income	$13,305	$4,895	$35,180	$26,897
Less: Net loss attributed to redeemable noncontrolling interests	(59)	—	(138)	—
Net income attributable to Accel Entertainment, Inc.	$13,364	$4,895	$35,318	$26,897

Earnings per common share:
Basic	$0.16	$0.06	$0.41	$0.32
Diluted	0.16	0.06	0.41	0.32
Weighted average number of common shares outstanding:
Basic	84,719	82,952	85,289	83,718
Diluted	86,087	84,322	86,563	84,890

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except par value and share amounts)	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$290,235	$281,305
Accounts receivable, net	8,656	10,550
Prepaid expenses	8,033	8,950
Inventories	9,556	8,122
Income taxes receivable	7,744	1,632
Interest rate caplets	1,943	6,342
Other current assets	7,458	9,251
Total current assets	333,625	326,152
Property and equipment, net	340,683	307,997
Noncurrent assets:
Route and customer acquisition costs, net	29,655	23,258
Location contracts acquired, net	187,641	202,618
Goodwill	114,245	116,252
Other intangible assets, net	61,620	53,940
Other assets	17,909	18,181
Total noncurrent assets	411,070	414,249
Total assets	$1,085,378	$1,048,398
Liabilities, Temporary equity, and Stockholders’ equity
Current liabilities:
Current maturities of debt	$30,333	$34,443
Current portion of route and customer acquisition costs payable	2,559	2,197
Accrued location gaming expense	4,628	4,734
Accrued state gaming expense	32,241	19,802
Accounts payable and other accrued expenses	44,322	41,944
Accrued compensation and related expenses	12,312	12,117
Current portion of consideration payable	3,314	3,116
Total current liabilities	129,709	118,353
Long-term liabilities:
Debt, net of current maturities	565,075	560,936
Route and customer acquisition costs payable, less current portion	10,139	7,160
Consideration payable, less current portion	15,428	14,596
Contingent earnout share liability	34,312	33,103
Other long-term liabilities	7,327	7,571
Deferred income tax liability, net	52,131	47,372
Total long-term liabilities	684,412	670,738

Temporary equity - Redeemable noncontrolling interest	4,140	4,278

Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 96,185,619 shares issued and 83,765,542 shares outstanding at September 30, 2025; 95,865,026 shares issued and 85,670,255 shares outstanding at December 31, 2024	8	8
Additional paid-in capital	225,340	221,625
Treasury stock, at cost	(129,404)	(105,485)
Accumulated other comprehensive income	1,119	4,145
Accumulated earnings	170,054	134,736
Total stockholders' equity	267,117	255,029
Total liabilities, temporary equity, and stockholders' equity	$1,085,378	$1,048,398